UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	00-33411	31-1804543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1810 Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2022, the board of directors of New Peoples Bankshares, Inc. (the “Company”) appointed E. Stephen Lilly as a director of the Company and its wholly-owned subsidiary, New Peoples Bank (the “Bank”). Mr. Lilly’s appointment to the Bank board will be effective upon submission of the requisite notifications to the Commonwealth of Virginia State Corporation Commission Bureau of Financial Institutions. Mr. Lilly is expected to be nominated to the Technology, Audit and Risk, and Compensation committees. Mr. Lilly’s initial appointment will extend to the 2023 annual meeting of shareholders, at which time it is expected he will be nominated to be elected to serve a full three-year term.

Mr. Lilly, age 64, is a forty-year community banker having served as Executive Vice President and Chief Operating Officer of First Community Bancshares, Inc. for twenty-three years through 2020. Mr. Lilly maintains a number of professional affiliations including memberships on the boards of West Virginia Bankers Association and the Federal Reserve National Payments Advisory Board. Mr. Lilly is a graduate of Western Carolina University, Cullowhee, North Carolina.

As a director of the Company, Mr. Lilly will be compensated in accordance with the Company’s director compensation policy as then in effect. Since January 1, 2021, there have been no related party transactions between the Company and Mr. Lilly that are reportable under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Lilly and any director or executive officer of the Company or Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	July 7, 2022	By:	/s/ C. TODD ASBURY
C. Todd Asbury
President and Chief Executive Officer